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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
June 3, 2004

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33189	88-0454792
(Commission File No.)	(IRS Employer ID)

101 Convention Center Drive
Suite 700
Las Vegas, Nevada 89109
(Address of principal executive offices and Zip Code)

(702) 873-3488
(Registrant's telephone number, including area code)

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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release

ITEM 9.       REGULATION FD DISCLOSURE

Aberdene Mines Limited announced that it has closed a private placement financing to raise proceeds of $1,050,000. The Company issued a total of 350,000 shares of common stock to a non-U.S. person outside the United States in reliance upon an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The shares are subject to resale restrictions under Rule 144 of the 1933 Act including a one year hold period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 3rd day of June, 2004.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine
Brent Jardine, President, Principal Executive Officer,
Treasurer and Principal Financial Officer